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Exhibit 5.5

CONSENT OF QUALIFIED PERSON

        The undersigned hereby consents to the references to, and the information derived from, the report titled "Technical Report for the Update on Exploration Drilling at the Waterberg Joint Venture and Waterberg Extension Projects, South Africa (Latitude 23° 14' 11"S, Longitude 28° 54' 42"E)," with an exploration drilling update effective date of October 21, 2014 and a mineral resource estimate effective date of June 12, 2014, and to the references, as applicable, to the undersigned's name included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Platinum Group Metals Ltd., dated December 9, 2014, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended.

Dated this 9th day of December, 2014.

/s/ KENNETH LOMBERG Kenneth Graham Lomberg, B.Sc Hons (Geology), B.Com, M.Eng., Pr.Sci.Nat

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  Exhibit 5.5
CONSENT OF QUALIFIED PERSON